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                                                               EXHIBIT 21.1

Advanced Communication Technologies, Inc.

Coast To Coast, LLC

DANFORD TECHNOLOGIES INC.

Environmental Professional Associates, Limited

Five Points Construction Company

Golden State Utility Co. (f/k/a GSU Acquisition, Inc.)

Harker & Harker, Inc.

Manuel Bros., Inc. (f/k/a Smith Acquisition DE, Inc.)

NorAm Telecommunications, Inc.

North Pacific Construction Co., Inc. (f/k/a NPCC Acquisition, Inc.)

Potelco, Inc.

QSI, Inc.

Quanta Delaware, Inc.

Quanta I Acquisition, Inc.

Quanta II Acquisition, Inc.

Quanta III Acquisition, Inc.

Quanta IV Acquisition, Inc.

Quanta IX Acquisition, Inc.

Quanta Services Management Partnership, L.P.

Quanta Services of Canada Ltd.

Quanta V Acquisition, Inc.

Quanta VI Acquisition, Inc.

Quanta VII Acquisition, Inc.

Quanta VIII Acquisition, Inc.

Quanta X Acquisition, Inc.

RT Telecommunication, Inc.

Spalj Construction Company (f/k/a Spalj Acquisition, Inc.)

SPAN-CON OF DEERWOOD, INC.

Sumter Builders, Inc. (f/k/a Sumter Acquisition, Inc.)

Telecom Network Specialists, Inc. (f/k/a TNS Acquisition, Inc.)

TRANS TECH Electric, Inc.

Underground Construction Co., Inc. (f/k/a Underground Acquisition, Inc.)

Union Power Construction Company

W.H.O.M. Corporation

Wilson Roadbores, Inc. (f/k/a Hamlin Acquisition, Inc.)